Exhibit 99.1

Appliance Recycling Centers of America, Inc. 7400 Excelsior Boulevard, Minneapolis MN 55426 (952) 930-9000

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION, CONTACT:
Edward R. (Jack) Cameron, CEO, or
Peter Hausback, EVP and CFO
(952) 930-9000

Appliance Recycling Centers of America to Report Second Quarter 2009 Results
on Tuesday, August 11, 2009

MINNEAPOLIS—AUGUST 5, 2009—Appliance Recycling Centers of America, Inc. (NASDAQ: ARCI) today announced that it will report second quarter 2009 results after the market closes on August 11, 2009.

The Company will hold a conference call at 10:00 a.m. Central Time on Wednesday, August 12, 2009 to discuss the results for the second quarter.  To participate in the conference call, please dial the following number ten minutes prior to the scheduled time: 1(800) 937-5271.

A replay of the conference call will be available on the Company’s website at www.arcainc.com.

About ARCA

ARCA (www.arcainc.com) is one of the nation’s largest recyclers of major household appliances for the energy conservation programs of electric utilities. The Company is also the exclusive North American distributor for UNTHA Recycling Technology (URT), one of the world’s leading manufacturers of technologically advanced refrigerator recycling systems and recycling facilities for electrical household appliances and electronic scrap. Through its ApplianceSmart operation (www.appliancesmart.com), ARCA also is one of the nation’s leading retailers of special-buy household appliances, primarily those manufactured by Maytag, GE, Frigidaire and Whirlpool. These special-buy appliances, which include close-outs, factory overruns and scratch-and-dent units, typically are not integrated into the manufacturer’s normal distribution channel. ApplianceSmart sells these new appliances at a discount to full retail, offers a 100% money-back guarantee and provides warranties on parts and labor. As of August 2009, ApplianceSmart was operating 20 factory outlets: six in the Minneapolis/St. Paul market; one in Rochester, Minn., market, four in the Columbus, Ohio, market; six in the Atlanta market; and three in San Antonio, Texas.

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This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including statements regarding ARCA’s future success. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competition in the retail and recycling industries and regulatory risks. Other factors that could cause operating and financial results to differ are described in ARCA’s periodic reports filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC.

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